DE MEO, YOUNG, MCGRATH A PROFESSIONAL SERVICES COMPANY

SUITE 517	SUITE 411
2400 EAST COMMERCIAL BOULEVARD	2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308	BOCA RATON, FLORIDA 33431
(954) 351-9800	(561) 447-9800
FAX (954) 938-8683	FAX (561) 391-8856
dym@dymco.net	boca@dymco.net
—————————	—————————
ANTHONY DE MEO, CPA*, ABV,PFS	MICHAEL I. BLOOM, CPA
ROBERT E. MCGRATH, CPA	DAVID B. PRICE, CPA
ROBERTA N. YOUNG, CPA	—————————
*regulated by the State of Florida

May 14, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Sonterra Resources, Inc.

We have read the statements that we understand Sonterra Resources, Inc. (f/k/a River Capital Group Inc.) will include under Item 4.01 of the amendment to the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

/s/De Meo, Young, McGrath, CPA

DeMeo Young McGrath

DYM
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